Filed pursuant to Rule 424(b)(5)

Registration No. 333-182298

PROSPECTUS SUPPLEMENT

To Prospectus dated September 25, 2012

$8,500,000

MGT Capital Investments, Inc.

Common Stock

MGT Capital Investments, Inc. has entered into an At the Market Offering Agreement (“Sales Agreement”) with Ascendiant Capital Markets, LLC (“Ascendiant”) relating to shares of our common stock, $0.001 par value per share, that may be offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell an aggregate of up to $8,500,000 of common stock from time to time through Ascendiant, as sales manager.  Under the terms of the Sales Agreement, we may also sell shares to Ascendiant as principal for its own account.

Ascendiant is not required to sell any specific number or dollar amount of shares of our common stock but will use its commercially reasonable efforts, as our agent and subject to the terms of the Sales Agreement, to sell the shares offered by this prospectus supplement and the accompanying prospectus. Sales of the shares, if any, may be made by any means permitted by law and deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on the NYSE MKT, at market prices, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law and such other sales as may be agreed upon by Ascendiant and us, provided that the price per share shall not be lower than $2.50, subject to adjustment for reverse and forward stock splits and the like.

Ascendiant will receive from us a commission of 3.0% based on the gross sales price per share for any shares sold through it as agent under the Sales Agreement. A different amount of compensation may be paid by us when Ascendiant purchases shares as principal at a price agreed to by us and Ascendiant. We have also agreed to reimburse certain expenses of Ascendiant in connection with the sales agreement. The net proceeds to us that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. The actual proceeds to us will vary. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement. In connection with the sale of shares of our common stock on our behalf, Ascendiant may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Ascendiant may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Ascendiant against certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Our common stock is listed on the NYSE MKT under the symbol “MGT.” As of December 27, 2013, the aggregate market value of our common stock held by non-affiliates was approximately $21,055,157, based on an aggregate of 8,822,131 shares outstanding, of which 7,628,680 were held by non-affiliates, and the closing price of the common stock on the NYSE MKT of $2.76 per share. During the twelve calendar months preceding the date of this prospectus, we have not sold securities in reliance on General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. Consider carefully the Risk Factors on page S-9, on page 13 in the accompanying prospectus, and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before deciding to invest in any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

ASCENDIANT CAPITAL MARKETS, LLC

The date of this prospectus supplement is December 30, 2013.

TABLE OF CONTENTS

Page

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION	S-4

PROSPECTUS SUPPLEMENT SUMMARY	S-5

RISK FACTORS	S-9

USE OF PROCEEDS	S-10

DILUTION	S-11

DESCRIPTION OF SECURITIES WE ARE OFFERING	S-12

PLAN OF DISTRIBUTION	S-12

LEGAL MATTERS	S-13

EXPERTS	S-13

WHERE YOU CAN FIND MORE INFORMATION	S-13

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-14

S-2

ABOUT THIS PROSPECTUS SUPPLEMENT

 This prospectus is part of a registration statement that we filed with the SEC relating to the issuance and sale of our common stock from time to time having an aggregate offering price of up to $8.5 million through Ascendiant. These sales, if any, will be made pursuant to the terms of the sales agreement entered into between us and Ascendiant on December 30, 2013, a copy of which will be filed with the SEC as an exhibit to a Current Report on Form 8-K which will be incorporated herein by reference.

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein; provided, however, that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement in accordance with Rule 412 promulgated under the Securities Act.

In this prospectus supplement, “MGT,” the “Company,” “we,” “us,” and “our” and similar terms refer to MGT Capital Investments, Inc. and its subsidiaries on a consolidated basis. All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference in this prospectus are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and Ascendiant has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, any free writing prospectus that we have authorized for use in connection with this offering, and the documents incorporated by reference herein and therein, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation By Reference of Certain Documents.” We are not, and Ascendiant is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Prospective investors should be aware that the acquisition of our common stock described herein may have tax consequences in the United States. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully in this prospectus supplement or the accompanying base prospectus.

The registration statement that contains the accompanying base prospectus (SEC Registration No. 333-182298) (including the exhibits filed with and the information incorporated by reference in the registration statement) contains additional important business and financial information about us and our common stock that is not presented or delivered with this prospectus supplement. That registration statement, including the exhibits filed with the registration statement and the information incorporated by reference in the registration statement, can be read at the SEC’s website, www.sec.gov, or at the SEC office mentioned under the section of this prospectus supplement entitled “Where You Can Find More Information” below.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In addition to historical information, this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, contains statements relating to future events or our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. These statements are forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Generally, words such as “may,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “project,” “continue,” “goal” and “believe,” or other variations on these and other similar expressions identify forward-looking statements. Forward-looking statements are only predictions and, as such, are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon our assumptions as to future events or our future financial performance that may not prove to be accurate. These statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this report may not occur as contemplated, and actual results could differ materially from those anticipated or implied by the forward-looking statements. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

•	Our history of losses;
•	Our need for additional capital;
•	The pace of technological change in our industry;
•	Our ability to gain commercial acceptance of our products;
•	Our ability to protect our intellectual property;
•	The outcome of litigation related to our intellectual property;
•	The effect of competition from other technologies;
•	Our dependence on key business and sales relationships; and
•	Our ability to attract and retain key executives and other highly skilled employees.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this prospectus supplement and the accompanying prospectus and those incorporated by reference into this prospectus supplement and the accompanying prospectus, including those risks contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as updated by our subsequent filings under the Exchange Act. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we filed this prospectus supplement.

S-4

PROSPECTUS SUPPLEMENT SUMMARY

 This summary contains basic information about us, our common stock and this offering. It highlights selected information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it does not contain all of the information that you should consider before investing in the common stock. Before making an investment decision, you should read carefully this entire prospectus supplement, including the section entitled “Risk Factors,” the accompanying prospectus, our financial statements and the accompanying notes to the financial statements and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

MGT Capital Investments, Inc.

MGT Capital Investments, Inc. (“MGT,” “the Company,” “we,” “us”) is a Delaware corporation, incorporated in 2000. The Company was originally incorporated in Utah in 1977. MGT is comprised of the parent company, majority-owned subsidiary MGT Gaming, Inc. (“MGT Gaming”) and wholly-owned subsidiaries Medicsight, Inc. (“Medicsight”), MGT Studios, Inc. (f/k/a MGT Capital Solutions, Inc.) (“MGT Studios”) including its wholly-owned subsidiary Avcom, Inc. and its majority owned subsidiary M2P Americas, Inc., and MGT Sports, Inc. (“MGT Sports”) including its majority owned subsidiary FanTD LLC, (“FanTD”). Our Corporate office is located in Harrison, New York.

MGT and its subsidiaries are primarily engaged in the business of acquiring, developing and monetizing assets in the online and mobile gaming space.

On April 16, 2013, the Company entered into an Asset Purchase Agreement to acquire certain assets and liabilities of Digital Angel Corporation, a developer and publisher of mobile games designed for tablets and smartphones. The transaction closed on April 30, 2013. On September 30, 2013, the Company entered into a nonexclusive license with Gammaker PTY to further develop and market such games in exchange for a 10% share of the gross revenues generated by Gammaker on such games

On May 20, 2013, MGT Sports completed the acquisition of 63% of the outstanding membership interests of FanTD LLC. FanTD operates a daily fantasy sports website at www.fanthrowdown.com. Launched in 2012, FanThrowdown.com offers players the opportunity to participate in real money daily fantasy gameplay for the NFL, MLB, NCAA (basketball & football), NHL, NBA and professional golf. Players select a roster of athletes across most popular sports, and winnings are determined by the same-day performance of these rosters. Daily fantasy sports compress the timeframe of traditional fantasy sports from multi-month seasons into 24-hour periods.

On September 3, 2013, the Company entered into a Contribution and Sale Agreement (the “Contribution Agreement”) by and among the Company, Gioia Systems, LLC. (“Gioia”) and MGT Interactive, LLC (“MGT Interactive”) whereby MGT Interactive acquired certain assets from Gioia which was the inventor and owner of a proprietary method of card shuffling for the online poker market. Trademarked under the name Real Deal Poker, the technology uses patented shuffling machines, along with permutation re-sequencing, allowing for the creation of up to 16,000 decks per minute in real time. The acquisition includes seven (7) U.S. Patents and several Internet URL addresses, including www.RealDealPoker.com. The information contained in such website is not part of this prospectus. Pursuant to the Contribution Agreement, Gioia contributed the assets to MGT Interactive in exchange for a 49% interest in MGT Interactive and MGT contributed $200,000 to MGT Interactive in exchange for a 51% interest in MGT Interactive. The $200,000 contributed by the Company shall be utilized as working capital, which shall be used to cover the direct and associated costs relating to the achievement of a certification from Gaming Laboratories International (“GLI”). The Company has the right to acquire an additional 14% ownership interest in MGT Interactive from Gioia in exchange for a purchase price of $300,000 after GLI certification is obtained. Gioia, in turn, will have the right to re-acquire the 14% interest for a period of three years at a purchase price of $500,000. Gioia shall have the right to certain royalty payments from the Gross Rake payments, and any licensing or royalty income received by MGT Interactive.

On November 11, 2013, the Company entered into an Agreement and Plan of Reorganization (the “Agreement”) with MGT Capital Solutions, Inc., a wholly owned subsidiary of the Company, Avcom, Inc. and the shareholders and option holders of Avcom, Inc. (“Avcom”). Pursuant to the Agreement, the Company acquired 100% of the capital stock of Avcom. In consideration, the preferred stockholders of Avcom received $550,000 in value of the Company’s common stock and the common stockholders and option holders of Avcom will receive an aggregate of $1,000,000 in value of the Company’s common stock. The value of the Company’s common stock is based on the volume weighted average closing price for the 20 trading days prior to signing the Agreement. The Avcom acquisition closed on November 26, 2013.

One half of the issuance to the Avcom common stockholders and option holders was placed in escrow and will be released upon the later of (i) the commercial release of an agreed upon game or (ii) six (6) months after closing. In addition, the common stockholders may be awarded contingent consideration of $1,000,000 through the issuance of up to 333,000 of the Company’s common stock in the event that the game reaches $3,000,000 in gross revenues within 18 months of signing the Agreement. Although the Company is currently evaluating the accounting treatment of the Agreement, the Company believes that the acquisition will constitute a “Significant Acquisition” for accounting purposes.

S-5

Avcom is a game development studio producing free to play mobile and social casino-style games. Avcom’s assets include physical and intellectual property associated with Mobileveg.as and freeawesome.com, as well as a game under development titled “SlotChamp”. Prior to entering into the Agreement, Avcom had performed certain game development consulting services for the Company for which Avcom received an aggregate of $90,000 as consideration for such services.

On December 4, 2013, the Company entered into a Strategic Alliance Agreement with M2P Entertainment GmbH, a German corporation (“M2P”), the newly formed Delaware corporation, M2P Americas, Inc. (“M2P Americas”) and the Company’s ’s existing subsidiary MGT Studios, Inc. The purpose of the transaction is to allow M2P Americas to market and exploit MP2’s gaming technology in North and South America through M2P Americas. As part of the transaction, the Company acquired 50.1% of M2P Americas and M2P Entertainment acquired 49.9%. The Strategic Alliance Agreement provides that the Company and M2P will jointly cooperate to launch M2P’s gaming technology in North and South America. It further provides M2P Americas with an exclusive royalty free license to M2P’s gaming technology for North and South America.

Pursuant to the terms of the Strategic Alliance Agreement, the Company will advance certain expenses to M2P Americas and the Company and M2P will provide network and human resources support to M2P Americas. The parties also entered into a Stockholders Agreement dated the same date which, among other things, grants M2P an option to purchase 10% of the Company’s ownership in M2P America at book value if the Company does not purchase equity in M2P prior to April 2, 2014.

 Any advances by the Company or its subsidiaries to M2P Americas will be considered a loan bearing interest at 4% per annum or the applicable federal rate if greater. The Strategic Alliance Agreement has a term of 20 years.

On December 10, 2013, the Company entered into a Warrant Modification Agreement (the “Agreement”) with Iroquois Master Fund Ltd. (“Iroquois”). Pursuant to the Agreement, Iroquois agreed to immediately exercise its warrant to purchase 613,496 shares of Common Stock, par value $0.001 of the Company, at an exercise price of $1.50 per share, for aggregate gross proceeds to the Company of approximately $920,000, and (ii) agreed to terminate its right of participation in future equity offerings of the Company. In exchange, the Company agreed to reduce the warrant exercise price from $3.85 per share to $1.50 per share, and agreed not to issue any securities at a price below $2.50 per share for a period of 90 days after the date of the Agreement (other than securities granted pursuant to a stock plan or issued in connection with an acquisition or issued pursuant to an agency agreement with a registered broker-dealer provided that we agree with the broker-dealer and publicly announce that we will not sell shares for a price below $2.50 per share). Iroquois acquired the warrant in connection with the Company's November 2012 financing. In connection with the Agreement, the Company paid to Chardan Capital Markets, LLC (“Chardan”) a placement fee for the solicitation of the exercise of the warrants equal to 8% of the gross proceeds raised, or approximately $73,000 and reimbursed Chardan for $7,500 of its legal fees incurred.

MGT filed an application for a New Jersey Casino Service Industry Enterprise License (“CSIE”).   According to regulations promulgated by the New Jersey Division of Gaming Enforcement (NJDGE), companies providing Internet gaming software or systems, and vendors who manage, control, or administer games and associated wagers conducted through the Internet, must obtain a CSIE.

On September 30, 2006, the United States Congress passed the Unlawful Internet Gambling Enforcement Act of 2006 (“UIGEA”). The criminal provisions of UIGEA provide that no person engaged in the business of betting or wagering may knowingly accept directly or indirectly virtually any type of payment from a player in unlawful internet gambling (i.e. bets that are unlawful under other state or Federal laws). Fantasy sports are exempt from the definition of unlawful internet gambling provided that:

•	They are not based on the current membership of an actual sports team or in the score, point spread or performance of teams;
•	All prizes and awards are established and made known before the start of the contest;
•	Winning outcomes are based on the skill of the participants and predominately by accumulated statistics of individual performances of athletes, but not solely on a single performance of an athlete.

MGT Gaming owns U. S. Patent No. 7,892,088 entitled "Gaming Device Having a Second Separate Bonusing Event" (“the ‘088 Patent”) relating to casino gaming systems and is seeking to enforce its proprietary rights against possible infringers. The ‘088 Patent relates to a gaming system in which a second game played on an interactive sign is triggered once specific events occur in a first game. On November 2, 2012, MGT Gaming filed a lawsuit in the United States District Court for the Southern District of Mississippi (Jackson Division) alleging patent infringement against multiple companies believed to be violating the ‘088 Patent. The lawsuit alleges the defendants Caesars Entertainment (NASDAQ GS: CZR), MGM Resorts International, Inc. (NYSE: MGM), WMS Gaming, Inc. - a subsidiary of WMS Industries, Inc. (NYSE: WMS), Penn National Gaming, Inc. (NASDAQ GS: PENN), and Aruze Gaming America, Inc. either manufacture, sell or lease gaming systems in violation of MGT Gaming's patent rights, or operate casinos that offer gaming systems in violation of MGT Gaming's patent rights. An amended version of the complaint was later filed on December 17, 2012. On August 6, 2013, the Company was issued United States Patent number 8,500,554 entitled, "Gaming Device Having a Second Bonusing Event" (the "554 Patent"). The '554 Patent is a continuation of the key patent already owned by the Company.

S-6

The allegedly infringing products manufactured, distributed, used, sold and/or offered for sale by defendants include at least those identified under the trade names: "Pirate Battle," "Battleship," "Clue," "Monopoly," "Rich Life," "Amazon Fishing Competition," "Massive Fishing Competition," "Big Game Competition," "Jackpot Battle Royal," "Wizard of Oz Journey to Oz," "The Great and Powerful Oz," and "Paradise Fishing." On January 3, 2013, WMS (joined by Caesars and MGM) moved to sever the litigation against each defendant into separate actions and to transfer the action against WMS to the Northern District of Illinois and to dismiss the case. Later that same month defendants Aruze Gaming America, Inc. and Penn National Gaming, Inc. filed motions to dismiss, and to transfer venue to Nevada and Pennsylvania, respectively. The court ruled on these motions on October 23, 2013 by: denying each of the motions for change of venue; denying the motion to dismiss with respect to direct infringement; granting the motion to dismiss as to indirect infringement without prejudice to re-pleading those claims; granting the motion to sever the action into three cases, which nevertheless remain consolidated for discovery; and staying the action as to the casino defendants. Aruze filed a separate action in Nevada seeking a declaratory judgment that Aruze does not infringe the '088 Patent and/or that the '088 Patent is invalid or unenforceable has been dismissed. On November 4, 2013, WMS Industries filed a petition for Inter Partes review by the Patent Trial and Appeal Board at the United States Patent and Trademark Office (“PTO”) seeking to invalidate each of the patent claims asserted by MGT Gaming in the Mississippi litigation on the basis of certain prior patents. It is anticipated that WMS will attempt to stay the litigation pending the outcome of the PTO proceeding.  The Markman Hearing (also known as a Claims Construction Hearing) remains scheduled for June 5, 2014 at 9:00 AM local time in Jackson, MS before the Honorable District Judge Carlton W. Reeves.

Medicsight was the owner of intellectual property relating to a medical imaging software product. The Company also has developed an automated carbon dioxide insufflation device and receives royalties on a per unit basis from an international manufacturer. On June 30, 2013, the Company completed the sale of Medicsight’s global patent portfolio to Samsung Electronics Co., Ltd. for gross proceeds of $1,500.

Our principal executive offices are located at 500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528 and our telephone number is (914) 630-7431.

We maintain a website www.mgtci.com. The information contained in our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

For additional information about us, you should refer to the information described in “Where You Can Find More Information” in this prospectus supplement.

S-7

SUMMARY OF THE OFFERING

The following is a brief summary of certain terms of this offering and is not intended to be complete.

Issuer	MGT Capital Investments, Inc.

Common stock offered by us pursuant to this prospectus supplement	Up to $8,500,000 of common stock

Common stock to be Outstanding Immediately After this Offering	Up to 11,901,841 shares, assuming sales of all shares hereunder at a price of $2.76 per share, which was the closing price on NYSE MKT on December 24, 2013. Actual shares issued will vary depending on the sales prices under this offering.

Manner of Offering

Sales of shares of our common stock, if any, will be made pursuant to the terms of the sales agreement entered into between us and the Ascendiant on December 30, 2013. Sales may be made by any method permitted by law that is deemed to be an “at the market offering”, as defined in Rule 415 under the Securities Act, which includes sales made directly on the NYSE MKT, the existing trading market for our common stock, on any other existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Ascendiant will make these sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable law, on mutually agreeable terms between Ascendiant and us, provided that the price per share shall not be lower than $2.50, subject to adjustment for reverse and forward stock splits and the like. Under the terms of the sales agreement, we may also sell shares to Ascendiant as principal for its own account. The net proceeds to us that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. The actual proceeds to us will vary.

Use of Proceeds	We intend to use the net proceeds of this offering primarily for working capital, capital expenditures, and general business purposes. Accordingly, we will retain broad discretion over how the net proceeds are used. See “Use of Proceeds” on page S-10 of this prospectus supplement

NYSE MKT Symbol	MGT

Risk Factors	An investment in our securities is highly speculative and involves a number of risks. You should carefully consider the information contained in the “Risk Factors” section beginning on page S-9 of this prospectus supplement, and elsewhere in this prospectus supplement and the accompanying base prospectus, and the information we incorporate by reference, before making your investment decision.

Except as otherwise indicated, the information contained in this prospectus supplement assumes the sale of all of the shares offered hereby.

The number of shares of common stock to be outstanding after this offering is based on 8,822,131 shares outstanding as of the date of this prospectus supplement and excludes warrants outstanding as of that date representing the right to purchase a total of 920,825 shares of common stock at a weighted average exercise price of approximately $3.57 per share.  See, “Risk Factors” on page S-9 of this prospectus supplement and “Risk Factors – Risk Related to our Common Stock” in our most recent Annual Report on Form 10-K, as supplemented by subsequent quarterly reports on Form 10-Q.

S-8

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the risk factors disclosed below as well as those contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as updated by our subsequent filings under the Exchange Act, and the other information contained in this prospectus supplement and the accompanying prospectus, before acquiring any of our common stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

This prospectus supplement and the accompanying prospectus also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus supplement and accompanying prospectus. See “Cautionary Statement Regarding Forward-Looking Information.”

If any of these risks actually occurs, our business could be materially harmed. These risks and uncertainties are not the only ones faced by us. Additional risks and uncertainties, including those of which we are currently unaware or that are currently deemed immaterial, may also materially and adversely affect our business, financial condition, cash flows, prospects and the price of our common stock.

Risks Related to this Offering

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our certificate of incorporation allows us to issue up to 75,000,000 shares of our common stock and to issue and designate the rights of, without stockholder approval, up to 10,000,000 shares of preferred stock. In the future, in order to raise additional capital we may offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid by other investors, and dilution to our stockholders could result.  We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.  The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by other investors.

You may experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered may be substantially higher than the net tangible book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering.  If you purchase shares of common stock in this offering at a price higher than $2.76, which is the net tangible book value of our common stock as of December 27, 2013, you may suffer immediate and potentially substantial dilution in the net tangible book value of the common stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Ascendiant at any time throughout the term of the Sales Agreement. The number of shares that are sold by Ascendiant after delivering a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Ascendiant. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will ultimately be issued.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by some or all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, guarantees, preferred stock, hybrid securities, or securities convertible into or exchangeable for equity securities.  In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive distributions of our available assets before distributions to the holders of our common stock.  Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings.  Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

S-9

Our management will have broad discretion over the use of net proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion over the use of the net proceeds from this offering and could spend the proceeds in a variety of ways that may ultimately fail to improve our operating results or enhance the value of our common stock. Our failure to use the net proceeds effectively could have a negative effect on our business and cause the price of our common stock to decline.

Additional Risks Related to our Business, Industry and an Investment in our Common Stock

For a discussion of additional risks associated with our business, our industry and an investment in our common stock, see the section entitled "Risk Factors" in our most recent annual report on Form 10-K for our fiscal year ended December 31, 2012, filed with the SEC on March 29, 2013, as amended on April 30, 2013 and May 31, 2013, and in our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013, filed on with the SEC May 5, 2013, August 14, 2013, and November 14, 2013, respectively, and any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $8.5 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the net proceeds from the sale of the securities offered pursuant to this prospectus supplement and accompanying prospectus will be approximately $8,100,000 after deducting Ascendiant’s commission and the estimated offering expenses payable by us.

We intend to use the net proceeds of any sale of securities under this prospectus supplement for any combination of working capital, capital expenditures, and general business purposes. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments.

We have not determined the amounts we plan to spend on any of the areas indicated above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds from this offering as described above, we may invest all or a portion of the proceeds of this offering in short-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct guaranteed obligations of the United States.

There is no guarantee that there will be any sales of our common stock under this prospectus supplement and the accompanying base prospectus and actual sales, if any, of our common stock under this prospectus supplement and the accompanying base prospectus may result in gross proceeds to us of less than $8.5 million, exclusive of any compensation payable to Ascendiant or other offering fees and expenses.

S-10

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. Our net tangible book value as of September 30, 2013 was approximately $4,634,000, or approximately $0.61 per share of common stock. Net tangible book value per share represents the amount of total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our common stock outstanding as of September 30, 2013.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the assumed sale of shares of our common stock in the aggregate amount of approximately $8.5 million at an assumed offering price of $2.76 per share, the last reported sale price of our common stock on December 27, 2013, and after deduction of commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2013 would have been approximately $12,809,000, or $1.20 per share of common stock. This represents an immediate increase in net tangible book value of $0.59 per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of $1.56 per share of common stock to investors participating in this offering at an assumed offering price of $2.76 per share. The following table illustrates this per share dilution:

Assumed offering price per share	$2.76
Net tangible book value per share as of September 30, 2013	$0.61
Increase in net tangible book value per share attributable to this offering	$0.59
As adjusted net tangible book value per share as of September 30, 2013, after giving effect to this offering	$1.20
Dilution per share to new investors participating in this offering	$1.56

The table above assumes for illustrative purposes that an aggregate of 3,079,710 shares of our common stock are sold at a price of $2.76 per share, the last reported sale price of our common stock on the NYSE MKT on December 27, 2013, for aggregate gross proceeds of approximately $8.5 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $2.76 per share shown in the table above, assuming all of our common stock in the aggregate amount of approximately $8.5 million is sold at that price, would increase our adjusted net tangible book value per share to $1.25 and increase the dilution in net tangible book value per share to new investors in this offering to $2.01, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $2.76 per share shown in the table above, assuming all of our common stock in the aggregate amount of approximately $8.5 million is sold at that price, would increase our adjusted net tangible book value per share to $1.13 and decrease the dilution in net tangible book value per share to new investors in this offering to $1.13, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only, and will adjust based on the actual offering prices, the actual number of shares that we offer and sell in this offering and other terms of each sale of shares in this offering.

The number of shares of common stock to be outstanding after this offering is based on 8,822,131 shares outstanding as of the date of this prospectus supplement and excludes warrants outstanding as of that date representing the right to purchase a total of 920,825 shares of common stock at a weighted average exercise price of approximately $3.57 per share.

To the extent that options or warrants outstanding as of September 30, 2013 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-11

DESCRIPTION OF COMMON STOCK

We have authorized capital stock consisting of 75,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).    As of the date of this prospectus, we have 8,822,131 shares of common stock and 9,273 shares of preferred stock outstanding.

The following description of our common stock is a summary only and is subject to applicable provisions of the Delaware Revised Statutes, and our Certificate of Incorporation and Bylaws, each as amended from time to time. You should refer to, and read this summary together with, our Certificate of Incorporation and Bylaws, each as amended from time to time, to review all of the terms of our capital stock. Our Certificate of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and other reports incorporated by reference herein.

Common Stock

Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in the holder’s name on the books of the corporation on all matters submitted to a vote of stockholders except as the right to exercise such vote may be limited by the provisions of this Certificate of Incorporation or of any class or series of Preferred Stock established hereunder. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary, of the corporation, the assets and funds of the corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts, if any, to which they are entitled, shall be divided and paid to the holders of Common Stock according to their respective shares.

Our common stock is listed and traded on the NYSE MKT exchange under the symbol “MGT.”

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is VStock Transfer, LLC.

PLAN OF DISTRIBUTION

We have entered into a sales agreement, dated December 30, 2013, with Ascendiant, under the terms and conditions of which we may issue and sell from time to time shares of our common stock through Ascendiant, as our sales agent, in an aggregate amount not to exceed the amount that can be sold under the registration statement and under the limitation imposed by General Instruction I.B.6 to Form S-3, if applicable. Under the terms of the sales agreement, we may also sell shares to Ascendiant as principal for its own account. This prospectus supplement relates to the offer and sale of such shares of common stock under such sales agreement under the registration statement of which this prospectus supplement forms a part.

Upon instructions from us, Ascendiant will use commercially reasonable efforts, consistent with its normal sales and trading practices and applicable law, to sell shares of our common stock under the sales agreement pursuant to this prospectus supplement. Sales of shares of common stock, if any, pursuant to this prospectus supplement may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on or through the NYSE MKT, the existing trading market for the common stock, on any other existing trading market for our common stock, or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale or at prices related to such prevailing market prices or in privately negotiated transactions, provided that Ascendiant receives our prior written approval for any sales in privately negotiated transactions. To the extent required by Regulation M, Ascendiant will not engage in any transactions that stabilize our common stock while the offering is ongoing under this prospectus supplement.

Under the sales agreement between us and Ascendiant, we will instruct Ascendiant in a sales notice as to the maximum amount of shares of our common stock to be sold by Ascendiant daily, and the minimum price per share at which such shares may be sold, which price per share shall not be less than $2.50, subject to adjustment for reverse and forward stock splits and the like. Subject to the conditions of the sales agreement, Ascendiant will use its commercially reasonable efforts to solicit purchases on a particular day of all shares designated for sale by us on that day. The gross sales price of the shares sold will be the market price for shares of our common stock sold by Ascendiant on the trading market at the time of sale of the shares. We may instruct Ascendiant not to sell shares if the sales cannot be effected at or above the minimum price designated by us in any such instruction. We or Ascendiant may suspend the offering of our common stock upon proper notice and subject to certain other conditions. The obligation of Ascendiant under the sales agreement to sell our common stock pursuant to a sales notice is subject to a number of conditions.

S-12

Ascendiant will provide written confirmation to us following the close of trading on the NYSE MKT following each day in which shares of our common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on the day, the aggregate gross sales proceeds, the net proceeds to us and the compensation payable by us to Ascendiant with respect to the sales.

We will pay Ascendiant commissions for its services in acting as our agent in the sale of our common stock. The compensation payable to Ascendiant for sales of shares of our common stock with respect to which Ascendiant acts as sales agent shall be equal to 3.0% of the gross sales price of those shares. There is no guarantee that there will be any sales of our common stock under this prospectus supplement and the accompanying base prospectus and actual sales, if any, of our common stock under this prospectus supplement and the accompanying base prospectus may result in gross proceeds to us of less than $8.5 million, exclusive of any Agent compensation or other offering fees and expenses.

Settlement for sales of shares of our common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and Ascendiant in connection with a particular sales notice or transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of shares of our common stock on our behalf, Ascendiant may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Ascendiant may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Ascendiant against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to reimburse Ascendiant for its legal and due diligence expenses up to an aggregate amount not to exceed $70,000, subject to compliance with FINRA Rule 5110(f)(2)(D). We have agreed to provide indemnification and contribution to Ascendiant with respect to certain civil liabilities, including liabilities under the Securities Act.

We estimate that the total expenses of the offering payable by us, excluding commissions payable to Ascendiant under the sales agreement, will be approximately $245,000.

The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all of our common stock provided for in this prospectus supplement, (2) the termination of the sales agreement or (3) August 31, 2015. The sales agreement may be terminated by us or Ascendiant in each party’s sole discretion at any time by giving one business day’s written notice to the other party. This is a brief summary of the material provisions of the sales agreement and does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement will be filed with the SEC on a Current Report on Form 8-K and will be incorporated by reference into the registration statement of which this prospectus forms a part.

Ascendiant and its affiliates may in the future provide various investment banking and other financial services for us for which services they may in the future receive customary fees. The principal business address of Ascendiant is 18881 Von Karman, Suite 1600, Irvine, California 92612.

LEGAL MATTERS

The validity of the securities described in this prospectus supplement will be passed upon for us by Sichenzia Ross Friedman Ference LLP. Ellenoff Grossman & Schole LLP is acting as counsel for the sales agent in connection with certain matters related to the securities offered hereby.

EXPERTS

EisnerAmper LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule in our Annual Report on Form 10-K and Form 10-K(A) for the years ended December 31, 2012 and 2011, as set forth in its report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement, of which this prospectus supplement is a part. Our financial statements and schedules are incorporated by reference in reliance on Eisner Amper LLP’s report, given on its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC (including exhibits to such documents) at the SEC's Public Reference Room at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov/ that contains reports, proxy statements and other information that we file electronically with the SEC.

This prospectus supplement and accompanying prospectus are part of a registration statement that we filed with the SEC. This prospectus supplement does not contain all of the information contained in that registration statement, including the exhibits to that registration statement. You can obtain a copy of that registration statement from the SEC at the address listed above or from the SEC's web site.

S-13

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are "incorporating by reference" information into this prospectus supplement. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing of this prospectus supplement and prior to the time that we sell all of the securities offered by this prospectus supplement and the accompanying prospectus (except in each case the information contained in such documents to the extent "furnished" and not "filed"):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 29, 2013 and the 10-K, as amended on each of April 30, 2013, and May 31, 2013.
•	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the SEC on May 20, 2013, and the Form 10-Q for the quarter ended March 31, 2013 as amended, filed with the SEC on May 31, 2013; the Form 10-Q for the fiscal quarter ended June 30, 2013, filed with the SEC on August 14, 2013 and the Form 10-Q for the fiscal year ended September 30, 2013, filed with the SEC on November 14, 2013;
•	Our current Reports on Form 8-K or Form 8-K/A, filed with the SEC on each of April 17, 2013, April 26, 2013, April 29, 2013, May 7, 2013, May 17, 2013, May 24, 2013, June 7, 2013, June 13, 2013, June 25, 2013, June 27, 2013, June 28, 2013, July 10, 2013, July 23, 2013, August 2, 2013, September 9, 2013, October 3, 2013, November 13, 2013, December 3, 2013 and December 10, 2013; and
•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 26, 2013 and the Proxy Supplement dated August 26, 2013;

You may obtain copies, without charge, of documents incorporated by reference in this prospectus supplement, by requesting them in writing or by telephone from us at the address and phone number below. Exhibits to such documents will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus supplement.

Robert Ladd, Chief Executive Officer

MGT Capital Investments, Inc.

500 Mamaroneck Avenue, Suite 204

Harrison, NY 10528

(914) 630-7431

S-14

PROSPECTUS

MGT Capital Investments, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We are registering 1,128,942 shares of common stock, $0.001 par value per share (the “Common Stock”) of MGT Capital Investments, Inc. (referred to herein as “we,” “us,” “our,” “MGT,” “Registrant,” or the “Company”), for resale by certain of our shareholders identified in this prospects (the “Selling Shareholders”), which were issued to them or are issuable to them upon exercise of warrants and conversion of a note (the “Resale Shares”).  Please see “Selling Shareholders” beginning at page 14. We may not issue more than 19.9% of our currently outstanding Common Stock without Company stockholder approval and all such issuances are subject to NYSE MKT approval notwithstanding shareholder approvals.

The Selling Shareholders may offer to sell the Resale Shares at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices, and will pay all brokerage commissions and discounts attributable to the sale of such shares plus brokerage fees. The Selling Shareholders will receive all of the net proceeds from the offering of their shares.

We are also offering up to $10 million, in one or more offerings from time to time at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, debt securities, warrants, rights or a combination of these securities or units (collectively referred as “securities”) for an aggregate initial offering price of up to $10 million (the “Company Securities”). This prospectus describes the general manner in which the Company Securities may be offered using this prospectus. Each time we offer and sell securities or issuable upon exercise or conversion of any securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

The Company Securities may be sold by us, or the Resale Shares may be sold by the Selling Shareholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of the Company Securities or the Resale Shares with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of the Company Securities or the Resale Shares and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NYSE MKT LLC exchange (“NYSE MKT”) under the symbol “MGT.BC” On September 24, 2012, the last reported sales price of our common stock was $4.65.  We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NYSE MKT. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NYSE MKT or any other securities market or exchange covered by the prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 13 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 25, 2012.

1

2

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, (a) the Selling Shareholders may sell the Resale Shares and (2) we may offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings up to a total dollar amount of $10,000,000. This prospectus provides you with a general description of the Company Securities we may offer. Each time we sell Company Securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.” We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

You should rely only on the information included or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We and the Selling Shareholders have not authorized any dealer, salesman or other person to provide you with additional or different information.  This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.  You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “we,” “us,” “our,” the “Company,” and “MGT” refer to MGT Capital Investments, Inc. and its subsidiaries.

3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Registration Statement contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this Registration Statement, the words anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the Commission on March 1, 2012. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this Registration Statement. Subject at all times to relevant securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

4

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, the prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire prospectus and documents incorporated by reference herein, especially the risks of investing in our common stock as discussed under "Risk Factors." The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

General

MGT Capital Investments, Inc. (“MGT”, the “Company”, the “Group”, “we”, “us”) is a holding company comprised of MGT, the parent company, its wholly-owned subsidiary MGT Capital Investments (UK) Limited, and majority-owned subsidiary MGT Gaming, Inc. (“MGT Gaming”), a company in which we acquired a majority interest on May 24, 2012. The Company closed the following non-essential subsidiaries during the quarter-ended March 31, 2012 as part of its expense reduction plan: Medicsight Nominees Limited, MGT Investments (Gibraltar) Limited and MGT Capital Investments Limited. In addition, we also have a controlling interest in our operating subsidiary, Medicsight Ltd, including its wholly-owned subsidiaires (“Medicsight”).

Medicsight is a medical technology company focusing on medical imaging software development and medical hardware devices. The Company develops and commercializes Computer-Aided Detection (“CAD”) applications that analyze Computer Tomography (“CT”) scans to assist radiologists in the early detection and measurement of colorectal polyps.  The Company has also developed an automated carbon dioxide insufflation device (MedicCO 2 LON) which it commercializes through a global distributor.  The Company holds (66.5%) of the issued share capital of Medicsight and the Company continues to explore all strategic alternatives with respect to its majority interest in Medicsight Limited, including the sale or licensing of its global patent portfolio.

On May 11, 2012, the Company entered into a Contribution and Sale Agreement (the “Sale Agreement”) with J&S Gaming, Inc. (“J&S”), and MGT Gaming, Inc. (“MGT Gaming” for the acquisition of U.S. Patent #7,892,088, entitled “Gaming Device Having a Second Separate Bonusing Event.” Pursuant to the Sale Agreement and certain ancillary agreements executed simultaneous thereto, (i) J&S sold certain patents to MGT Gaming in exchange for 1,000 shares (constituting 100% ownership) of MGT Gaming Common Stock, par value $0.001 (the “MGT Gaming Shares”); (ii) the Company purchased from J&S 550 MGT Gaming Shares constituting 55% ownership in exchange for $200,000 cash and a four (4) year warrant to purchase 350,000 shares of the Company’s common stock at a exercise price of $4.00 per share; (iii) the Company and J&S agreed to grant rights of first refusal, “tag-along” and “drag-along” rights to one another with respect to their respective MGT Gaming Shares; and (iv) Steven Brandstetter, the President of J&S, agreed to provide consulting services to MGT Gaming in exchange for a fee of $5,000 per month, for a period of one year. Pursuant to the Sale Agreement, the Company has the right to purchase an additional 250 MGT Gaming Shares from J&S in exchange for a cash payment of $1,000,000 and a four (4) year warrant to purchase 250,000 shares of the Company’s common stock for an exercise price of the lower of (i) $6.00 per share and (ii) 110% of the closing price of the Common Stock on the date of exercise. The Sale Agreement closed on May 24, 2012.

On May 24, 2012, the Company entered into a securities purchase agreement (the “SPA”) with Hudson Bay Fund Ltd. The SPA provides for the purchase of an 18 month promissory note at 8% interest per annum (the “Note”) convertible into up to 1,166,667 shares of common stock of MGT (“Common Stock”) at a conversion price of $3.00 per share and a warrant (the “Warrant”) to purchase up to 875,000 shares of Common Stock at an exercise price of $3.00 per share for proceeds of $3,500,000 (the “Transaction”).  The Note is convertible at the option of the holder at a conversion price of $3.00 per share and the Company can require conversion into Company Common Stock if the Weighted Average Price of the Common Stock equals or exceeds 200% of the conversion price for no less than twenty (20) Trading Days during any thirty (30) consecutive Trading Day period occurring following the issuance date, subject to a 9.99% beneficial ownership ceiling for Investor’s ownership of Company Common Stock at any one time.  The Note is also redeemable by the Company from and after the seven (7) month anniversary of the issuance date, subject to certain equity conditions, in cash at a price equal to the greater of (i) 125% of the Conversion Amount to be redeemed and (ii) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (x) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the date of notice of redemption and ending on the date the redemption date, by (y) the lowest Conversion Price in effect during such period, as such terms are defined in the Note.  The Conversion Price of the Note is subject to adjustment in the case of combination or subdivision of capital stock or in the event of the Company’s grant of any stock appreciation rights, phantom stock rights or other rights with equity features. The Warrant is exercisable at the option of the holder at a $3.00 per share exercise price or, in certain circumstances, a cashless exercise and the Company can require exercise if the Weighted Average Price of the Company’s Common Stock equals or exceeds 250% of the exercise price for no less than twenty (20) Trading Days during any thirty (30) consecutive Trading Day period occurring following the issuance date, as such terms are defined in the Warrant.  The Warrant exercise price is subject to adjustment in the case of combination or subdivision of stock or in the event of the granting of any stock appreciation rights, phantom stock rights or other rights with equity features. The Transaction will require MGT and certain of its subsidiaries to provide security of all of its assets, MGT to pledge stock of its subsidiaries and certain of MGT's affiliates to execute voting and lockup agreements.  The proceeds of the Transaction will be used by the Company for general working capital purposes.

5

Net Proceeds from the Hudson Bay Transaction

The following table sets forth the gross proceeds received from the Hudson Bay Transaction and calculates the net proceeds from the Hudson Bay Transaction after deduction of the anticipated payments pursuant to the Convertible Notes and the other Hudson Bay Transaction documents.  The net proceeds do not include the payment of any contingent payments, such as liquidated damages or repayment premiums in the case of default or a change in control.  The net proceeds assumes that all interest and principal will be paid in cash notwithstanding that the Company may pay interest and principal in shares of its common stock under specified circumstances.  The interest amount reflected below assumes that all payments are made when due without any event of default, and the table assumes that none of the Convertible Notes are converted prior to maturity.  Based on the foregoing assumptions, the net proceeds represent approximately 68% of the gross proceeds.

Gross Proceeds	$3,500,000
Approximate Aggregate Interest Payments	$(420,000)
Approximate Transaction Costs (including Placement Agent Fees)	$(688,000)

Net Proceeds	$2,392,000

Payments to Hudson Bay and Affiliates

In connection with the Convertible Notes, we are or may be required to make the following payments to the Hudson Bay and its affiliates:

Payee	Maximum Interest Payments (1)	Maximum Early Redemption Premiums (2)	Public Information Failure Payments (3)	Total Maximum Payments During First 12 Months (4)

Hudson Bay	$420,000	$8,166,669	$315,000	$595,000

(1)	Represents the maximum amount of interest payable (calculated at 8% per annum) by the Company to the Hudson Bay under the Convertible Notes assuming that all Interest Date payments under the Convertible Notes are timely made, that the Convertible Notes are not otherwise converted prior to the maturity date, that interest is paid in cash and that no Event of Default occurs.

(2)	Represents the cash amount that would be payable by the Company if the Company were required to redeem the Convertible Notes as a result of an event of default or change of control assuming the aggregate market value of the shares underlying the Convertible Notes is lower than 125% of the principal amount of the Convertible Notes together with accrued and unpaid interest and accrued and unpaid late charges and the amount of interest that would have accrued with respect to the amount being redeemed through the applicable Interest Date. The Company has the ability to redeem the Note under certain circumstances. The calculation does not take into account any incremental interest that would be payable by reason of an Event of Default. The default interest rate is 18% upon the occurrence and continuance of an Event of Default. The maximum early redemption premium is calculated based on the Issuer’s highest stock price of $7 over the last 52 weeks.

(3)	Represents the maximum monetary penalties that would be payable if at any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities, if a registration statement is not available for the resale of all of the Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if (i) the Company shall fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (ii) the Company is determined to have been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (each at “Public Information Failure”). As partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to one and one-half percent (1.5%) of the aggregate Purchase Price of such holder's Securities on the day of a Public Information Failure and on every thirtieth day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144.

(4)	Represents the maximum amounts payable in cash under the other columns in this table during the first twelve months after the sale of the Convertible Notes assuming that there is no redemption of Convertible Notes during the first year due to an event or default or change of control.

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Potential Profit from the Hudson Bay Transaction

The following table sets forth the potential profit to be realized upon conversion by the selling stockholders of the Convertible Notes based on the conversion price at June 1, 2012 and the closing price of our common stock on June 1, 2012 (the date the Convertible Notes were issued):

Potential Profit from Conversion of Convertible Notes

at the Option of Hudson Bay

Market price per share at June 1, 2012	$3.98

Conversion Price per share at June 1, 2012	$3.00

Total shares underlying Convertible Notes	1,166,667

Aggregate market value of underlying shares based on market price as of June 1, 2012	$4,643,335

Aggregate conversion price of underlying shares	$3,500,000

Total dollar amount of discount to market price	$1,143,335

Percentage discount to market price of underlying shares	24.6%

The following table sets forth the potential profit to be realized upon exercise of the Warrants by the selling stockholders based on the exercise price at June 1, 2012 and the closing price of our common stock on June 1, 2012 (the date the Warrants were issued):

Potential Profit from Exercise of Warrants

Market price per share at June 1, 2012	$3.98

Exercise Price per share at June 1, 2012	$3.00

Total shares underlying Warrants	875,000

Aggregate market value of underlying shares based on market price as of June 1, 2012	$3,482,500

Aggregate exercise price of underlying shares	$2,625,000

Total dollar amount of discount to market price	$857,500

Total discount to market price of underlying shares	24.6%

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Comparison of Issuer Proceeds to Potential Investor Profit

The following table summarizes the potential proceeds the Company will receive pursuant to the Hudson Bay Transaction. For purposes of this table, we have assumed that the selling stockholders will exercise all of the Warrants on a cash basis. We have also assumed that the Convertible Notes will be held by the selling stockholders through the maturity date of the Convertible Notes.

Total Gross Proceeds Payable to Company in the Hudson Bay Transaction(1)	$6,125,000

All Payments that have been made or may be required to be made by Company until Maturity(2)	$735,000

Net Proceeds to Company Assuming Maximum Payments made by Company(3)	$5,390,000

Total Possible Profit to the Selling Stockholders(4)	$2,000,835

Percentage (%) of Payments and Profit over Net Proceeds(5)	50.8%

Percentage (%) of Payments and Profit over Net Proceeds per year of Term(6)	48.1%

(1)	Includes gross proceeds payable to the Company on the sale of the Convertible Notes in the amount of $3,500,000 and assumes full exercise of the Warrants. However, there is no assurance that any Warrants will actually be exercised.

(2)	Total possible payments (excluding repayment of principal) payable by us to the selling stockholders or their affiliates assuming the Convertible Notes remain outstanding until the maturity date and that interest is paid in cash. Assumes that no liquidated damages are incurred and that no redemption premium on the Convertible Notes will be applicable.

(3)	Total net proceeds to the Company calculated by subtracting the result in footnote (2) from the result in footnote (1).

(4)	This number represents the total possible profit to the selling stockholders based on the aggregate discount to market price of the shares underlying the Convertible Notes and Warrants as indicated in the above table entitled “Potential Profit from Conversion of Convertible Notes” and “Potential Profits from Exercise of Warrants.”

(5)	Percentage of the total possible payments to the selling stockholders as calculated in footnote (2) plus profit calculated in footnote (4) compared to the net proceeds disclosed in footnote (3).

(6)	Based on 18-month term.

Other Information

As of the date of this prospectus, the Company believes that it will have the financial ability to make all payments on the Convertible Notes in cash when due. Accordingly, the Company intends, as of the date of this prospectus, to make such payments in shares of Company common stock to the greatest extent possible.

The Company is also analyzing potential acquisition opportunities in healthcare marketing and technology, as well as various intellectual property assets. As part of this strategy and as stated above, on June 1, 2012, the Company announced the completion of the acquisition of U.S. Patent #7,892,088, entitled “Gaming Device Having a Second Separate Bonusing Event.” This invention relates to gaming systems linked to an interactive sign, and includes all filed continuation patents. The United States Patent and Trademark Office issued this patent on February 22, 2011; the corresponding patent application was filed on October 18, 2001. The Company also announced that it has retained Nixon & Vanderhye P.C., a nationally recognized IP litigation law firm, to direct the process of enforcing the Company’s ownership rights derived from this Patent.

There can be no assurance that any future acquisitions will occur at all, or that any such acquisitions will be accretive to earnings, book value and other financial metrics, or that any such acquisitions will generate positive returns for Company shareholders. Furthermore, it is contemplated that any acquisitions may require the Company to raise additional capital; such capital may not be available on terms acceptable to the Company, if at all.

Product development

ColonCAD

Medicsight’s core technology is the proprietary ColonCAD algorithm that is integrated (using application protocol interface (API”) technology) into visualization workstations for radiologists to use when reviewing a patient’s colon CT scan data.

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The CAD algorithm assists the radiologist as they search for polyps in the CT scan image data.  The radiologist uses the visualization software to review the patient’s CT scan images on the screen and searches for polyps (potentially pre-cancerous lesions on the wall of the colon).  After a full review, the radiologist then activates the Medicsight ColonCAD software, which immediately displays “CAD marks” on the images, drawing the radiologist’s attention to potential polyps and other regions of interest.  The radiologist then assesses each marked region in order to make the final decision as to the presence or absence of a polyp.

Clinical studies have demonstrated that radiologists assisted by Medicsight’s ColonCAD technology have a significantly higher sensitivity for the detection of patients with polyps in CT colonography compared to unassisted reading (i.e. traditional reading without the use of ColonCAD).

Medicsight launched ColonCAD 4.0 in Europe in March 2009. This release significantly reduced the number of false-positive CAD marks presented to a radiologist reviewing a patient data set. In early 2011, Medicsight further developed the ColonCAD technology by releasing an enhanced version (ColonCAD 4.1) in Europe. In the United States, Medicsight received marketing clearance from the FDA in May 2011 for an earlier version of ColonCAD (v. 3.5). Further improvements in sensitivity and reduction of false-positive CAD marks have been in development; however there are no current plans to pursue regulatory approvals or commercialization of these newer versions.

In addition to currently approved products, Medicsight is continuing development of prone and supine registration technology. Currently clinicians review two data sets for each patient, one in each body position of prone and supine. This registration project aims to register the two data sets, including polyps and other regions of interest into one patient data set, thereby reducing clinical review time.

Medicsight’s ColonCAD has been developed and validated using a large database of CT scans from hospitals around the world and has been assessed in many clinical studies, the results of which have been published in peer-reviewed publications and presented at leading radiology conferences.

MedicCO2LON

In addition to the computer aided detection software applications, Medicsight has developed an automated CO2 insufflation device called MedicCO2LON.

A patient undergoing a CT colon scan requires the colon to be insufflated (distended) with either CO2 gas or room air administered prior to the acquisition of their CT colonography images. MedicCO2LON is designed to provide good quality insufflation, which is essential for the acquisition of high quality images from the CT colonography examination.

Intellectual Property

Medicsight continues to develop its intellectual property portfolio to protect the core technology in its CAD and other products.  During 2011, no patents were granted. Medicsight currently has 12 patents granted and 20 pending in various territories.

Regulatory approvals and submissions

US Food and Drug Administration clearance

In November 2008, Medicsight submitted the ColonCAD 510(k) application to the Food and Drug Administration (“FDA”) for clearance in the U.S. In December 2008, we received an Additional Information (“AI”) letter from the FDA and submitted our response to the FDA’s inquires in March 2009. In May 2011, Medicsight received 510(k) marketing clearance by the FDA for its ColonCAD 3.5 software. This clearance followed 30 months of formal and informal meetings and discussions with the FDA, and included the submission of data to satisfy FDA requests for additional information.

Other regulatory territories

In 2010, we received regulatory approval of MedicRead 3.0 (our visualization workstation which includes version 4.0 of the Medicsight ColonCAD API) from the Chinese State Food and Drug Administration.

In March 2011 version 4.1 of the Medicsight ColonCAD API received the CE Mark in Europe, which certifies that the product has met European Union health, safety, and environmental standards.

In July 2011, Medicsight was informed by the Japanese Ministry of Health Labor and Welfare (“MHLW”) that several statistical data errors were encountered in their review of the application for approval of its MedicRead software for use in CT Colonography procedures. Following informal guidance from MHLW in August 2011, the Company decided to withdraw the current submission and is assessing the next course of action.

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MedicCO2LON

In 2010, our MedicCO2LON automated CO2 insufflation device received the CE Mark in Europe.

In partnership with our distribution partner in 2010 we also submitted MedicCO2LON to the MHLW regulatory authorities in Japan for approval. We are currently awaiting a decision from MHLW.

Clinical Activity

In 2011, Scientific presentations of Medicsight’s CAD research were made at the annual European Congress of Radiology the 21st Annual Meeting of the European Society of Gastrointestinal and Abdominal Radiology “ESGAR”, and the annual Radiological Society of North America “RSNA” conference.

In addition, Medicsight sponsored of a number of international CT colonography training workshops. Medicsight’s current clinical development activities are very limited.

Commercial progress

Medicsight sells its ColonCad software through distribution partnerships with global advanced medical visualization companies, Picture Achieving and Communication System suppliers, and other Original Equipment Manufacturers.

Medicsight currently has partnership agreements with Vital Images, Inc. (acquired by Toshiba in 2011), TeraRecon Inc., Viatronix Inc., Toshiba Medical Visualization Systems, Infinitt, Qi Systems (formerly Ziosoft Inc.), and Intrasense SAS.

We support our existing partners with systems integration and to increase market awareness. In addition we continue to seek new partners to bring the product to market.

In 2010, we signed a global distribution agreement with Medrad Inc. for our MedicCO2LON insufflation device and began commercial sales. Insufflators are manufactured by a third party under contract from Medicsight and are generally produced upon receipt of purchase orders from Medrad.

Revenue and Growth Strategy

Revenues remain limited. Medicsight recorded revenues of $536,000 for the year ended 2011 compared to $540,000 in the year ended 2010. Medicsight ended 2011 with net assets of $3,409,000 including $3,123,000 of cash and short term deposits. At December 31, 2011 all of our liquid assets were held as short term cash balances, mainly in US Dollars. Subsequent to the year ended December 31, 2011 we continue to hold our cash in short term deposits at major financial institutions.

As we rely totally on third parties to sell our products, the Company cannot accurately estimate ColonCAD license sales or MedicCO 2 LON device sales.

The Company continues to explore all strategic alternatives with respect to its majority interest in Medicsight Limited.

The Company is also analyzing potential acquisition opportunities in healthcare marketing and technology, as well as various intellectual property assets. As part of this strategy, on June 1, 2012, the Company acquired U.S. Patent #7,892,088, entitled “Gaming Device Having a Second Separate Bonusing Event.” This invention relates to gaming systems linked to an interactive sign, and includes all filed continuation patents. The United States Patent and Trademark Office issued this patent on February 22, 2011; the corresponding patent application was filed on October 18, 2001. The Company also announced that it has retained Nixon & Vanderhye P.C., a nationally ranked IP litigation law firm, to direct the process of enforcing the Company’s ownership rights derived from this Patent.

The Company expects to initiate legal proceedings and settlement discussions within 90 days with entities believed to be infringing on its Patent. The Company is optimistic with respect to both the merits of its position and the potential damages to be recovered; however, the litigation process is lengthy and complicated, and no assurance can be made that the Company prevails in these matters, or that any settlements and judgments would exceed the cost of pursuit.

There can be no assurance that any future acquisitions will occur at all, or that any such acquisitions will be accretive to earnings, book value and other financial metrics, or that any such acquisitions will generate positive returns for Company shareholders. Furthermore, it is contemplated that any acquisitions may require the Company to raise additional capital; such capital may not be available on terms acceptable to the Company, if at all.

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SECURITIES REGISTERED HEREBY THAT WE MAY OFFER

Shares of Common Stock Offered By The Selling Shareholders

The Selling Shareholders may, from time to time sell up to 1,128,942 shares of our Common Stock underlying warrants and issuable upon conversion or in lieu of interest payments pursuant to a note (the “Resale Shares”).

Securities Offered By The Company

We may offer any of the following securities, either individually or in combination, with a total value of up to $10,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering:

Common Stock. We may offer shares of our common stock. Our common stock currently is listed on the NYSE MKT under the symbol “MGT.BC”  Shares of common stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable.

Preferred Stock. We may offer shares of our preferred stock, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including any dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into shares of our common stock. Conversion may be mandatory or at your option and would be at prescribed conversion rates. Shares of preferred stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable.  The terms of the preferred stock we may offer under this prospectus and any prospectus supplement will be set forth in a certificate of designations relating to that series and will be incorporated by reference into the registration statement of which this prospectus is a part.  We urge you to read the complete certificate of designations containing the terms of the applicable series of preferred stock, as well as the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to such series.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our Common Stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock in one or more series, and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock, and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Rights. We may issue rights to purchase of preferred stock or common stock or debt securities of the Company. We may issue rights independently or together with other securities. Rights sold with other securities as a unit may be attached to or separate from the other securities and may be (but shall not be required to be) publicly-listed securities.

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Units. We may issue units representing any combination of common stock, preferred stock, debt securities and/or warrants from time to time.  The units may be issued under one or more unit agreements. In this prospectus, we have summarized certain general features of the units.

Prospectus Supplement

We will describe the terms of any such offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. Such prospectus supplement will contain the following information about the offered securities:

•	title and amount;

•	offering price, underwriting discounts and commissions or agency fees, and our net proceeds;

•	any market listing and trading symbol;

•	names of lead or managing underwriters or agents and description of underwriting or agency arrangements; and

•	the specific terms of the offered securities.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

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RISK FACTORS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” contained under Item 1A of Part I of our most recent annual report on Form 10-K, and under “Risk Factors” under Item 1A of Part II of our subsequent quarterly reports on Form 10-Q, as the same may be amended, supplemented or superseded from time to time by our subsequent filings and reports under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which are incorporated by reference in this prospectus. For more information, see “Information Incorporated by Reference.”

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the Selling Shareholders of the Resale Shares.

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered in the prospectus and any prospectus supplement for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and assets that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending the uses described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities.

DETERMINATION OF OFFERING PRICE

Our Common Stock is traded on the NYSE MKT under the symbol “MGT.BC”. On September 24, 2012, the closing price of our Common Stock was $4.65.

The Selling Shareholders may offer to sell the Resale Shares and we may offer to sell the securities being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.  The Selling Shareholders may, from time to time, sell all or a portion of the Resale Shares on any market where our Common Stock may be listed or quoted (currently the NYSE MKT), in privately negotiated transactions or otherwise.

This prospectus describes some of the general terms that may apply to the Company Securities and the general manner in which they may be offered. The specific terms of any Company Securities that we sell will be included in a prospectus supplement, which will contain specific information about the terms of the Company Securities and the specific manner in which they will be offered.

DILUTION

As of September 24, 2012, we had 2,451,187 shares of Common Stock issued and outstanding on a fully diluted basis. This number includes the shares issuable upon exercise of warrants and issuable upon the conversion of a note held by the Selling Shareholders. The offering by the Selling Shareholders will not have a dilutive effect on our Common Stock.

If you invest in the offering of Company Securities by us, your interest will be diluted to the extent of the difference between the public offering price per share in an offering under this prospectus and the net tangible book value per share after the offering, except to the extent proceeds are applied to the repayment of debt. We will set forth in the applicable prospectus supplement or free writing prospectus the following information regarding any material dilution of the equity interests of investors purchasing the Company Securities in an offering by us under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering; and

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by investors purchasing shares in the offering; and

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•	the amount of the immediate dilution from the public offering price to such investors.

SELLING SECURITY HOLDERS

We are registering an aggregate of 1,128,942 Resale Shares for resale by the Selling Shareholders listed in the table below. All expenses incurred with respect to the registration of the Common Stock will be paid by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the Selling Shareholders in connection with the sale of such shares.

The selling shareholders may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule or by any other available means.

The selling Shareholders named below may from time to time offer and sell pursuant to this prospectus up to 1,128,942 Resale Shares. The shares of our Common Stock included in the Resale Shares were issued to the Selling Shareholders in the transactions described in the footnotes to the following table.

The following table sets forth:

•	the name of the Selling Shareholders;

•	the number and percent of shares of our Common Stock that the Selling Shareholders beneficially owned prior to the offering for resale of the shares under this prospectus;

•	the number of shares of our Common Stock that may be offered for resale for the account of the Selling Shareholders under this prospectus; and

•	the number and percent of shares of our Common Stock to be beneficially owned by the Selling Shareholders after the offering of the Resale Shares (assuming all of the offered Resale Shares are sold by the Selling Shareholders).

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that each Selling Shareholder may offer under this prospectus. We do not know how long the Selling Shareholders will hold the shares before selling them or how many shares they will sell, and we currently have no agreements, arrangements or understandings with any of the Selling Shareholders regarding the sale of any of the Resale Shares.

We may not issue more than 19.9% of our currently outstanding Common Stock without Company stockholder approval and all such issuances are subject to NYSE MKT approval notwithstanding shareholder approvals.

This table is prepared solely based on information supplied to us by the Selling Shareholders, any Schedules 13D or 13G and Forms 3 and 4, and other public documents filed with the SEC, and assumes the exercise of all warrants, the conversion of notes or issuance of Resale Shares pursuant to the note and the sale of all of the Resale Shares and does not take into account any limitation on conversion or exercise of such warrants and notes. The applicable percentages of beneficial ownership are based on an aggregate of 2,451,187 shares of our Common Stock issued and outstanding on September 24, 2012.

Except as noted in the footnotes to the table below, to our knowledge, none of the selling shareholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities.

	Shares Beneficially Owned Prior to Offering	Number of Shares Being	Shares Beneficially Owned After Offering
Name of Shareholder	Number	Offered	Number	Percent
Hudson Bay Master Fund Ltd. (1)(2)	2,041,667	453,942	1,587,725	65%
J&S Gaming, Inc. (3)	600,000	600,000	0	0%
Chardan Capital Markets, LLC (4)	22,500	22,500	0	0%
Jonathan Schechter (4)	12,000	12,000	0	0%
Joseph Reda (4)	25,000	25,000	0	0%
Adam Selkin (4)	15,500	15,500	0	0%

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1.	Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Master Fund Ltd., may be deemed to have voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P and therefore, in such capacity, may be deemed to have voting and dispositive power over the shares of Common Stock of the Company held by Hudson Bay Master Fund Ltd. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. Hudson Bay Master Fund Ltd. is not an affiliate of a broker-dealer and does not have any existing short position in the Company’s common stock.

2.	As reported on a Form 8-K filed by us with the SEC on May 30, 2012 (which is incorporated herein by reference), we entered into a Securities Purchase Agreement with Hudson Bay Master Fund Ltd. (“Hudson Bay”), pursuant to which Hudson Bay agreed to purchase from us (a) an 18 month senior secured promissory note in the aggregate principal amount of $3,500,000 convertible into up to 1,166,667 shares of Company common stock at a conversion price of $3.00 per share (the “Hudson Bay Note”) and (b) warrants to purchase up to 875,000 shares of Company common stock at an exercise price of $3.00 per share (the “Hudson Bay Warrant”). The 453,942 shares to be registered represent Common Stock issuable upon exercise of the Hudson Bay Warrant. The Company has the intention and ability to register the remaining shares in a subsequent offering. Under the terms of the Hudson Bay Note and the Hudson Bay Warrant, Hudson Bay may not convert the Hudson Bay Note or the Hudson Bay Warrant to the extent such conversion or exercise would cause Hudson Bay, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 9.99% of our then outstanding shares of Common Stock following such conversion or exercise, excluding for purposes of such determination shares of Common Stock issuable upon conversion of the Hudson Bay Note which have not been converted and upon exercise of the Hudson Bay Warrant which have not been exercised. The number of shares reported herein does not reflect this limitation.

Total Dollar Value of Securities Underlying the Warrants

Market price per share at June 1, 2012	$3.98

Total shares underlying Warrants	453,942

Aggregate market value of underlying shares based on market price as of June 1, 2012	$1,806,689

3.	As reported on a Form 8-K filed by us with the SEC on May 16, 2012 (which is incorporated herein by reference), the Company entered into a Contribution and Sale Agreement (the “Sale Agreement”) with J&S Gaming, Inc. Pursuant to the Sale Agreement and certain ancillary agreements executed simultaneous thereto, J&S sold certain patents to MGT Gaming in exchange for 1,000 shares (constituting 100% ownership) of MGT Gaming Common Stock, par value $0.001 (the “MGT Gaming Shares”); ii) the Company simultaneously purchased from J&S 550 MGT Gaming Shares in exchange for $200,000 cash and warrants to purchase 350,000 shares of the Company’s common stock at an exercise price of $4.00 per share (the “J&S Warrant”). Pursuant to the Sale Agreement, the Company has the right to purchase an additional 250 MGT Gaming Shares from J&S in exchange for a cash payment of $1,000,000 and warrants to purchase 250,000 shares of the Company’s common stock at an exercise price equal to the lower of $6.00 or 110% of the closing price of the Company common stock on the day prior to the exercise (the “Option Warrant”). The 600,000 shares registered hereby represent the shares underlying the J&S Warrant and the Option Warrant. The address for J&S Gaming, Inc. is 12 May Hill Lane, Dix Hills, NY 11746. Mr. Steven Brandsetter has sole voting and dispositive control over the shares of Company common stock beneficially owned by J&S by virtue of his majority ownership and role as President of J&S. Mr. James Devlin owns 32.67% of J&S Gaming, Inc. and is a registered representative at Henley & Company LLC a broker-dealer with an office located at 1290 RXR Plaza, Uniondale, NY 11556.

4.	Represents shares of restricted common stock of the Company to be issued to each individual/entity as indicated in connection with investment banking services rendered in connection with the Securities Purchase Agreement with Hudson Bay described in Footnote 1. The address for Chardan Capital Markets, LLC is 17 State Street, NY, NY 10004. The address for Jonathan Schechter is 1324 Manor Circle, Pelham, NY 10803. The address for Joseph Reda is 1324 Manor Circle, Pelham, NY 10803. The address for Adam Selkin is 10 Pamala Road, Cortland Manor, NY 10567. Kerry Propper and Steven Urbach have shared voting and dispositive power over the shares of restricted Common Stock of the Company owned by Chardan Capital Markets, LLC by virtue of their combined majority ownership.

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Comparison of Registered Shares to Outstanding Shares

The following table compares the number of shares held by persons other than the selling stockholders, affiliates of the Company, and affiliates of the selling stockholders with the number of shares registered for resale and sold by such parties in prior transactions as well as in the current transaction involving the Convertible Notes and Warrants:

Shares Outstanding Prior to the Hudson Bay Transaction Held by Persons Other than the Selling Stockholders, or Affiliates of the Company or the Selling Stockholders	1,361,827

Shares Registered for Resale by the Selling Stockholders or Affiliates of the Selling Stockholders in Prior Registration Statements	-

Shares Registered for Resale by Selling Stockholders or Affiliates of the Selling Stockholders that Continue to be Held by Such Persons	-

Shares Sold in Registered Resale Transactions by the Selling Stockholders or Affiliates of the Selling Stockholders	-

Shares Registered for Resale on behalf of the Selling Stockholders or Affiliates of the Selling Stockholders in connection with the Hudson Bay Transaction	453,942

The Company has not had any material relationships or arrangements with any of the selling stockholders, their affiliates, or any person with whom any selling stockholder has a contractual relationship regarding the Hudson Bay Transaction (or any predecessors of those persons).

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 75,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).    As of the date of this prospectus, we have 2,451,187 shares of common stock outstanding.

The following description of our capital stock is a summary only and is subject to applicable provisions of the Delaware Revised Statutes, and our Certificate of Incorporation and Bylaws, each as amended from time to time. You should refer to, and read this summary together with, our Certificate of Incorporation and Bylaws, each as amended from time to time, to review all of the terms of our capital stock. Our Certificate of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and other reports incorporated by reference herein.

Common Stock

Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in the holder’s name on the books of the corporation on all matters submitted to a vote of stockholders except as the right to exercise such vote may be limited by the provisions of this Certificate of Incorporation or of any class or series of Preferred Stock established hereunder. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary, of the corporation, the assets and funds of the corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts, if any, to which they are entitled, shall be divided and paid to the holders of Common Stock according to their respective shares.

Our common stock is listed and traded on the NYSE MKT exchange under the symbol “MGT.BC”

Preferred Stock

The shares of Preferred Stock may be divided and issued from time to time in one or more classes and/or series within any class or classes as may be determined by the Board of Directors of the corporation, each such class or series to be distinctly designated and to consist of the number of shares determined by the Board of Directors. The Board of Directors of the corporation is hereby expressly vested with authority to adopt resolutions with respect to any unissued and/or treasury shares of Preferred Stock to issue the shares, to fix the number of shares constituting any class or series, and to provide for the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of Preferred Stock, and each class or series thereof, in each case without approval of the stockholders. The authority of the Board of Directors with respect to each class or series of Preferred Stock shall include, without limiting the generality of the foregoing, the determination of the following:

(1) The number of shares constituting that class or series and the distinctive designation of that class or series;

(2) The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates;

(3) Whether that class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether that class or series shall have conversion privileges (including rights to convert such class or series into the capital stock of the corporation or any other entity) and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

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(5) Whether or not shares of that class or series shall be redeemable, and if so, the terms and conditions of such redemption (including any sinking fund provisions), the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;

(6) The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

(7) Any other relative rights, preferences and limitations of that class or series as may be permitted or required by law.

The number of shares, voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of any class or series of Preferred Stock which may be designated by the Board of Directors may differ from those of any and all other class or series at any time outstanding.

Warrants

In connection with a May 11, 2012 Contribution and Sale Agreement, we issued warrants to purchase 350,000 shares of the Company’s Common Stock at an exercise price of $4.00 per share, exercisable at any time for four (4) years after May 24, 2012. The Warrant exercise price is subject to adjustment in the case of dividends payment, subdivision, reclassification or combination of the Company’s Common Stock and when shares are granted or issued pursuant to the exercise of options to executive officers of the Company pursuant to an equity incentive plan of the Company.

In connection with our June 1, 2012 transaction with Hudson Bay, we issued a Warrant to purchase up to 875,000 shares of Common Stock at an exercise price of $3.00 per share pursuant to the Securities Purchase Agreement. The Warrant is exercisable at the option of the holder at a $3.00 per share exercise price at any time for five years after June 1, 2012 or, in certain circumstances, a cashless exercise and the Company can require exercise if the Weighted Average Price of the Company’s Common Stock equals or exceeds 250% of the exercise price for no less than twenty (20) Trading Days during any thirty (30) consecutive Trading Day period occurring following the issuance date, as such terms are defined in the Warrant.  The Warrant exercise price is subject to adjustment in the case of combination or subdivision of stock or in the event of the granting of any stock appreciation rights, phantom stock rights or other rights with equity features. The Warrants include a provision whereby the Investors are not eligible to exercise any portion of the Warrants that would result in them together with their affiliates becoming a beneficial owner of more than 9.99% of the Company's common stock.

Stock Options

Following Medicsight’s general meeting on March 26, 2012, a shareholder resolution approving the Reverse Split of 1-for-325,000 of the Company’s existing ordinary shares of £ 0.05 par value into one new ordinary share was duly passed. As a result of the reverse split, option holders under certain existing share option plans are no longer entitled to options under those plans as option holders’ share entitlement is now less than one as a result of the Reverse Split.  Following the share reversal, the Company cancelled with immediate effect all redundant option plans with the exception of Plan J. All previously unrecognized stock based compensation expense was accelerated.

Medicsight has the following Stock Option Plan:

Plan J - on May 14, 2009, we approved and subsequently granted options for 24 shares under stock option plan “J”.  Options under this plan vest in equal one-sixths for each six months that employees have been employed for 6, 12, 18, 24, 30 and 36 months from the grant date.  At September 24, 2012, there were 6 options outstanding, all of which were exercisable.

PLAN OF DISTRIBUTION

We and the Selling Shareholders may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

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•	to one or more underwriters acting alone for resale to investors or to the public;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; and

•	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the NYSE MKT in the case of shares of our common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options; or

•	through the settlement of short sales.

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We will provide in the applicable prospectus supplement the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the amount of securities underwritten;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any material relationships between the underwriters and the Company; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

The Selling Shareholders may sell the Resale Shares pursuant to this prospectus.  The Selling Shareholders may also sell all or a portion of the Resale Shares in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule or by any other available means.

We have not, and to the best of our knowledge the Selling Shareholders have not, entered into any agreements, understandings or arrangements with any underwriters, broker-dealers or agents regarding the sale of any securities covered by this prospectus.

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Any underwritten offering may be on a best efforts or a firm commitment basis. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Shareholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, at prevailing market prices at the time of sale, at negotiated prices or at prices determined as the applicable prospectus supplement specifies.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of the Company, which are listed on the NYSE MKT. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE MKT, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates or the Selling Shareholders in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

We or the Selling Shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the Selling Shareholders or borrowed from us or the Selling Shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be deemed an underwriter and, if not identified in this prospectus, may be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we or the Selling Shareholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in ours or the Selling Shareholders’ securities or in connection with a concurrent offering of other securities.

The selling shareholders may pledge or grant a security interest in some or all of the convertible notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered herein has been passed upon for us by Gersten Savage LLP.  Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated balance sheets of MGT Capital Investments, Inc. as of December 31, 2011 and 2010 and the related consolidated statements of operations, stockholders’ (deficit) equity and comprehensive income/loss, and cash flows for each of the years in the two year period ended December 31, 2011 and Schedule II- Valuation and Qualifying Accounts for each of the years in the two-year period ended December 31, 2011 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Shareholder Information,” “SEC Filings” page of our website at www.mgtci.com. Information on our web site is not part of this prospectus, and we do not desire to incorporate by reference such information herein. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 1, 2012;

•	Our Definitive Proxy Statement on Schedule 14A for an Annual Meeting of Shareholders, filed with the SEC on May 11, 2012;

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•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended (a) June 30, 2012, filed with the SEC on August 14, 2012, together with Amendment No. 1, filed with the SEC on September 11, 2012 and Amendment No. 2 filed with the SEC on September 12, 2012, (b) March 31, 2012, filed with the SEC on May 14, 2012, (c) September 30, 2011, filed with the SEC on November 10, 2011, and (d) June 30, 2011, filed with the SEC on August 15, 2011;

•	Our Current Reports on Form 8-K filed with the SEC on August 1, 2012, June 27, 2012 (2), June 1, 2012, May 31, 2012, May 30, 2012, May 16, 2012, March 27, 2012, March 20, 2012, March 16, 2012, March 12, 2012, February 24, 2012, January 31, 2012, January 12, 2012, January 9, 2012, December 27, 2011, November 22, 2011, November 10, 2011, October 4, 2011, September 16, 2011, August 29, 2011, August 22, 2011, July 27, 2011, July 11, 2011, June 14, 2011;

•	The description of our common stock contained in our registration statement on Forms S-1 and S-1/A filed with the SEC on October 3, 2011, November 10, 2011, November 14, 2011, November 16, 2011;

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of our common stock hereunder

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any information pursuant to Item 2.02 or Item 7.01 of Form 8-K, after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date they are filed

These documents contain important information about us, our business and our financial condition. You may request a copy of these filings, at no cost, by writing or telephoning us at:

MGT Capital Investments, Inc.

500 Mamaroneck Avenue

Suite 204

Harrison, NY 10528

Phone: (914) 630-7431

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this filing and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We maintain an Internet website at www.mgtci.com where the incorporated reports listed above can be accessed. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

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$8.5 million

Common Stock

MGT CAPITAL INVESTMENTS, INC.

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PROSPECTUS SUPPLEMENT

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ASCENDIANT CAPITAL MARKETS, LLC

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December 27, 2013